UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2016

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 26, 2016, Morgans Hotel Group Co. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the three matters set forth below were submitted to votes of the Company’s stockholders.

Proposal No. 1- The Company’s stockholders voted to adopt the agreement and plan of merger, as it may be amended from time to time, dated as of May 9, 2016, among the Company, SBEEG Holdings, LLC (“SBE”) and Trousdale Acquisition Sub, Inc. and the other transactions contemplated by the Merger Agreement, as described in the Proxy Statement filed by the Company on Schedule 14A on August 4, 2016. The number of votes cast for and against Proposal No. 1, as well as the number of abstentions, were as follows:

For	Against	Abstained
24,715,378	450,944	4,158

Proposal No. 2- The Company’s stockholders approved, on an advisory (non-binding) basis, specified compensation that may become payable to any named executive officer of the Company in connection with the merger, as described in the Proxy Statement filed by the Company on Schedule 14A on August 4, 2016. The number of votes cast for and against Proposal No. 2, as well as the number of abstentions, were as follows:

For	Against	Abstained
22,718,621	2,381,256	70,513

Proposal No. 3- The Company’s stockholders approved the adjournment or postponement of the Special Meeting for a period of no more than 30 days to solicit additional proxies, if necessary, if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, as described in the Proxy Statement filed by the Company on Schedule 14A on August 4, 2016. The number of votes cast for and against Proposal No. 3, as well as the number of abstentions, were as follows:

For	Against	Abstained
24,584,891	572,441	13,148

Item 7.01	Regulation FD Disclosure.

At the Special Meeting, following the vote and in response to questions from stockholders regarding the status of SBE’s financing for the merger, representatives of the Company reiterated the Company’s public disclosure that the parties were working on the financings and further stated that they were confident that the financing for the SBE merger would be obtained.

As previously disclosed, SBE has not yet obtained consent from the Company’s mortgage lenders for an assumption of the Company’s mortgage debt and continues to engage in discussions with the mortgage lenders. As previously disclosed, SBE does not currently have alternative financing in place, and continues to review refinancing alternatives for the mortgage debt. SBE is in the process of finalizing the definitive agreements with Yucaipa Hospitality Investments, LLC, Cain Hoy Enterprises LP and Security Benefit Corporation on the terms set forth in the term sheets for the equity and debt financing negotiated at the time the merger agreement was executed, but those agreements are not yet final and binding.

The assumption or refinancing of the mortgage debt is a condition to the obligation of SBE to consummate the merger. As stated in the Company’s proxy disclosure on September 26, 2016, there can be no assurance that that the mortgage lenders will consent to an assumption of the mortgage debt, or that SBE will obtain alternative financing. Consequently, there can be no assurance that the conditions to the obligation of SBE to complete the merger will be satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: September 26, 2016	By:	/s/ Richard Szymanski

Richard Szymanski
Chief Financial Officer